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                                  EXHIBIT 23.02


                        INDEPENDENT ACCOUNTANTS' CONSENT



The Board of Directors
FirstSense Software, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 333-40456, 333-31484, 333-78087, 333-51945, 333-40645, 333-38363, 333-57672,
333-72518 and 333-82252) on Form S-8 and (No. 333-36170) on Form S-3 of Concord
Communications, Inc. of our report dated April 5, 2000, with respect to the statements of operations, stockholders' (deficit) equity, and cash flows for the year ended December 31, 1999, which report appears in the December 31, 2001 annual report on Form 10-K of Concord Communications, Inc.


/s/ KPMG LLP

Boston, Massachusetts
March 6, 2002